GROSS OVERRIDING ROYALTY AGREEMENT

                           (FIREBAG AREA SASKATCHEWAN)

      THIS AGREEMENT made effective as of the 29th day of September, 2004.

BETWEEN:

            STRIPPER ENERGY SERVICES LIMITED., a corporation having an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as "Royalty Owner")

                                     - and -

            808099 ALBERTA LTD. a corporation having an office in the City of Vancouver, in the Province of British Columbia (hereinafter referred to as "Grantor")

      WHEREAS the Powermax Energy Inc. and the Grantor have agreed to a sale, purchase and conveyance of certain working interests in the royalty lands to the Grantor, pursuant to the terms and conditions of an Agreement of Purchase and Sale (hereinafter referred to as the Sale Agreement) made effective September 29, 2004; and

      WHEREAS as a condition precedent of the Sale Agreement, the Grantor has agreed that a royalty is payable and to grant and pay to the Royalty Owner a non-convertible gross overriding royalty on a one hundred (100%) percent interest in the royalty lands; and

      WHEREAS the parties desire to document this gross overriding royalty.

      NOW THEREFORE THIS AGREEMENT WITNESSETH that the parties hereto agree as follows:

1.    Definitions

      Notwithstanding the jurisdiction in which the royalty lands may be situated, the parties hereto agree that, as among themselves, the definitions set out in the Oil and Gas Conservation Act, R.S.A. 1980, C.O-5, as amended, together with the definitions set out in the 1990 CAPL Operating Procedure, as such definitions pertain to any and all substances constituting Petroleum Substances, shall be applicable for the purpose of interpreting this Agreement, except insofar as any such definition may have been modified, as provided hereunder:

      (a)   "Assignment Procedure" means the 1993 CAPL Assignment Procedure.;

      (b) "condensate" has the meaning set out in the Oil and Gas Conservation Act, R.S.A. 1980 C.0-5;

      (c) "crude oil" means a mixture mainly of pentane and heavier hydrocarbons (whether or not contaminated with sulphur compounds) that is recovered at a well from an underground reservoir and that is liquid at the conditions under which its volume is measured or estimated and shall include crude naphtha or condensate that is so recovered;

      (d) "current market value" means the price received by the Grantor at the point of measurement for its share of petroleum substances produced and marketed from, or allocated to, the royalty lands pursuant to a scheme of pooling or unitization which price shall not be less than that which the Grantor would have received at the wellhead if acting as a reasonably prudent operator having regard to the current market prices, availability to market and economic conditions of the petroleum industry generally.

      (e) "natural gas" shall mean raw gas or marketable gas as the context so requires, and as those terms are defined in the Oil and Gas Conservation Act for the Province of Alberta;

      (f)   "Operating Procedure" means the 1990 CAPL Operating Procedure.;

      (g) "Petroleum Substances" means all crude oil, natural gas and related hydrocarbons and any other substances, whether fluids or solids and whether hydrocarbons or not, but only insofar as and to the extent the same are granted by the title document.

      (h) "point of measurement" shall mean the production tankage in the case of crude oil, the wellhead in the case of natural gas and the point of delivery for all other petroleum substances.

      (i) "Regulations" means all statues, laws, rules, orders and regulations in effect from time to time and made by governmental authorities having jurisdiction over the royalty lands and over the operations to be conducted thereon;

      (j) "royalty lands" means the lands more particularly described and from time to time remaining in Schedule "A".

      (k) "title document" means the documents of title by virtue of which the holders thereof are entitled to drill for, win, take or remove Petroleum Substances underlying all or any part of the royalty lands and includes all renewals or extensions thereof or other title documents issued thereunder or in substitution therefor.

2.    Reservation of Royalty

      (a) Grantor hereby grants and assigns to the Royalty Owner a gross overriding royalty equal to two and one half percent (2.5%) of the current market value on one hundred percent (100%) of all petroleum substances produced, saved and marketed from the royalty lands (hereinafter referred to as the "royalty").

      (b) The royalty shall be in addition to the royalties payable under and pursuant to the title document. The royalty shall be paid to the Royalty Owner during the term of the title document and any renewal, extension, variation or replacement thereof.

      (c) If any petroleum substances are sold at less than current market value in any transaction (including those transactions which are not at arm's length or any transaction involving any arrangement from which the Grantor obtains a collateral advantage in consideration of a reduced price, the gross proceeds of sale of such petroleum substances for the purposes of calculating the royalty under subclause 2(a) hereof shall be deemed to be not less than the current market value of those Petroleum Substances when sold.

      (d) If any well drilled on the royalty lands is classified by the appropriate governmental authority as an oil well; and is completed in more than one producing oil zone and the production therefrom is segregated and accounted for separately in accordance with the Regulations, then the computation of the royalty provided for in subclause 2(a) hereof shall be made separately for each producing zone rather than for the total production from such well.

3.    Commingling Production

      The Grantor shall have the right to commingle Petroleum Substances produced from the royalty lands with Petroleum Substances produced from other lands provided methods acceptable to the Royalty Owner are used to determine the proper measurement of individual well production.

      Where Governmental regulations or orders require segregated production tests of individual wells at intervals not greater than two months, such tests will be deemed acceptable to the Royalty Owner under this Clause and no further tests will be required.

4.    Right to Pool or Unitize

      Grantor is hereby given the right and authority, at any time and from time to time, to pool the royalty lands, or any portion thereof or to unitize the royalty lands or any portion thereof, or any zone or formation underlying the royalty lands, or any portion thereof, with any other lands or any zone or formation underlying the same, on reasonable terms and conditions. In the event of such pooling or unitization, the Royalty Owner shall, in lieu of the royalty, receive royalty at the rate herein specified but calculated on that portion of the production of the Petroleum Substances from the area so pooled or unitized which is allocated to that portion of the royalty lands which is contributed to the pooled or unitized area pursuant to the pooling or unitization agreement concerned.

5.    Operations

      Grantor may use any of the petroleum substances produced from the royalty lands or allocated thereto pursuant to a pooling and unitization agreement in its operations on or in respect to the royalty lands and the Royalty Owner shall own no royalty hereunder in the Petroleum Substances so used.

6.    Taking in Kind

      (a) Royalty Owner may by notice to Grantor elect to take its royalty in kind or to revoke any previous election made by it to take in kind, provided that Royalty Owner may not make an election with respect to any of the Petroleum Substances within one hundred and eighty (180) days after any prior election relating to that same portion of the Petroleum Substances. Such election to take in kind may be exercised separately with respect to crude oil, natural gas and condensate. If Royalty Owner elects to take its royalty in kind, the percentages and measurement criteria stipulated in Clause 2 hereof shall apply to the quantities of Petroleum Substances produced and saved at the wellhead instead of the gross proceeds of sale or the current market value thereof, as the case may be. Commencing with the month next following sixty (60) days after receipt of such notice, Grantor, in accordance with the notice and as provided in Clause 7 hereof, shall either:

            (i) deliver to the Royalty Owner or to its nominee, the Royalty Owner's royalty share of all petroleum substances produced from the royalty lands which Royalty Owner has elected to take as provided above, or

            (ii) pay the royalty in cash as provided in Clause 2 hereof.

      (b) Any such election by the Royalty Owner to take in kind shall be subject to the terms of any sales contracts which Grantor may have previously made with respect to production of petroleum substances from the royalty lands which shall be consistent with the minimum needs of the industry under the circumstances but shall not, however exceed one (1) year without the Royalty Owner's written approval.

      (c) If the Royalty Owner elects to take its royalty share or crude oil in kind, Grantor shall:

            (i) at no cost or charge to the Royalty Owner, remove basic sediment and water from the Royalty Owner's share of crude oil in accordance with normal oilfield practices so that pipeline specifications in that regard are met, and

            (ii) at the request of the Royalty Owner, provide production tankage capacity for not more than ten (10) days' accumulation of the Royalty Owner's share of crude oil and Grantor shall deliver the same to the Royalty Owner, or to the Royalty Owner's nominee, at the tank outlets in accordance with usual customary shipping practice, free and clear of all charges whatsoever.

      (d) If the Royalty Owner elects to take its royalty share of petroleum substances other than crude oil in kind, the Royalty Owner shall either take its share thereof at the wellhead or shall make arrangements for the processing of such substances.

7.    Sale of Royalty

      (a) When and so often as the Royalty Owner shall fail or refuse to take the royalty in kind and separately dispose of the same, the Grantor shall have the authority, revocable by the Royalty Owner at will (subject to any existing sales contracts) to sell, and shall sell for the account of the Royalty Owner, the royalty for such periods of time as are consistent with the minimum needs of the industry under the circumstances, but in no event shall any contract be for a period in excess of one (1) year.

      (b) The Grantor shall pay to the Royalty Owner, for the royalty sold or purchased by the Grantor, the current market value thereof on or before the first day of the second month following the month of production and shall include therewith a complete statement of inventories, production and sales for the month of production.

      (c) If any royalty remains unpaid at the expiration of the period specified above, Royalty Owner may, by notice, advise the Grantor of same. If the Grantor does not pay the royalty within thirty (30) days of receipt of such notice, then from the expiration of the period specified above, the unpaid amount shall bear interest at the prime rate plus two percent (2%) per annum until paid. In this subclause, "prime rate" means the rate of interest expressed as a percentage per annum used and announced by the Canadian Imperial Bank of Commerce as a reference rate then in effect for determining interest on Canadian dollar commercial loans in Canada. The prime rate shall be determined on the last day of each month and applied to the next succeeding month.

      (d) Grantor shall maintain complete and accurate records of the petroleum substances produced, or deemed to have been produced, saved and sold from the royalty lands and of the monies received therefrom and shall forward with each payment of royalty hereunder a statement giving sufficient detail for the Royalty Owner to ascertain the accuracy of the payment made therewith. The Grantor shall also forward to the Royalty Owner a copy of Grantor's governmental production statement for the month for which the royalty is calculated and, with respect to Crown permits, a copy of the Crown royalty statement with respect to those permits.

8.    Deductions

      There are no deductions allowed to be taken by the Grantor (for the purposes of calculating the royalty payments), and all royalty amounts owing and payable under this agreement shall be calculated as determined by the volumes produced at the wellhead or other reservoir proximity to in-situ equivalent thereto. It is also agreed to that the Royalty Owner shall have the right to register this royalty interest on the lands and that regardless of such registration, the royalty is deemed to be an interest in land and as such will have all of the legal rights associated with an interest in land.

9.    Ratable Production

      The Grantor shall make every reasonable endeavor within its legal authority to market any of the Petroleum Substances produced or capable of being produced from the royalty lands rateably with any other similar substances produced from any lands within the same field in which the Grantor, its parent or subsidiary or subsidiary of its parent has an interest and further the Grantor covenants that it will not discriminate against the petroleum substances produced or capable of being produced from the royalty lands in the production and marketing of the same.

10.   Indemnity

      The Grantor shall indemnify and save harmless the Royalty Owner from and against all actions, suits, claims and demands whatsoever by any person or persons whomsoever, and in respect of any loss, injury, damage or obligation arising out of or connected with any of the operations of the Grantor conducted on the royalty lands.

11.   Grantor Not Obliged to Develop

      Notwithstanding any provision herein contained, Grantor shall be under no obligation to the Royalty Owner to develop the royalty lands or any part thereof or to produce the Petroleum Substances which may be within, upon or under the royalty lands.

12.   Force Majeure

      None of the parties hereto shall be deemed to be in default in respect to non-performance of their obligations hereunder if and so long as their non-performance is due to strikes, lockouts, fire, tempest or acts of God or the queen's enemies, or any other cause (whether similar or dissimilar to those enumerated) beyond its control, but lack of finances shall not in any event be deemed to be a cause beyond the control of a party.

13.   Surrender

      Grantor may at any time and from time to time surrender the title document or any severable part thereof upon giving the Royalty Owner at least sixty
      (60) days notice in writing (herein called "the surrender notice"), before the accrual of a rental or other obligation under the title document, of its intention so to surrender specifying the effective date of such surrender and in the case of a partial surrender the lands intended to be surrendered. Unless the Royalty Owner, within thirty (30) days of the service of the surrender notice, gives notice in writing to the Grantor requiring an assignment of the title document to the extent that it comprises the lands referred to in the surrender notice, the Grantor may surrender same and thereupon all of the Grantor's obligations under this Agreement with respect to the interest so surrendered shall cease. If the Royalty Owner, within thirty (30) days gives notice in writing to Grantor requiring an assignment as aforesaid the Grantor shall forthwith deliver to the Royalty Owner a proper assignment, in favour of the Royalty Owner, of the title document to the extent that it comprises the lands subject to the surrender notice, and the Grantor thereafter shall be under no liability under this Agreement in any manner whatsoever in connection with the interest so assigned and the Royalty Owner shall indemnify and save the Grantor harmless from all obligations which shall accrue under the title document in respect of such lands from the effective date of the surrender.

14.   Records

      Grantor shall maintain in Canada at all times current books, records and accounts showing the quantity of Petroleum Substances taken out of each well drilled on the royalty lands, or allocated to the royalty lands, and the disposition thereof, and shall permit the royalty Owner to inspect or audit the same and to make copies thereof. Insofar as Grantor may grant such right, it shall permit the employees or agents of Royalty Owner to enter upon the royalty lands, or any other lands from which Petroleum Substances subject to the royalty are produced, at its sole risk and expense for the purpose of ascertaining the quantity and nature of the Petroleum Substances produced from any well thereon. All information obtained by Royalty Owner pursuant to this clause shall be treated as confidential and shall not be disclosed to third persons without prior written consent of the Grantor.

15.   Audits

      (a) The Royalty Owner, by reasonable notice to Grantor and at its own expense may audit Grantor's books, accounts and records for a calendar year relating to the production, disposition and sale of the Petroleum Substances with respect to which Grantor is required to pay the Royalty Owner's royalty, provided that such audit shall be conducted and completed within twenty-six (26) months following the end of such calendar year and shall be conducted so as to cause Grantor a minimum of inconvenience. Upon receiving notice that the Royalty Owner wishes to conduct an audit, Grantor, at its own expense, shall make available the said books, accounts and records in Alberta and shall permit the Royalty Owner to conduct the audit during normal business hours. Grantor shall, within three (3) months following completion of the audit, take required action to resolve the claims or discrepancies disclosed by that audit and if it does not do so, the results of the audit shall be deemed to be correct. If required, Grantee shall be entitled to a face-to-face meeting to resolve the claims and discrepancies, and Grantor shall attend with representatives with sufficient seniority to make effective and binding decisions on behalf of Grantor.

      (b) The Royalty Owner may also, through its servants or agents, and at its sole risk and expense, enter on the royalty lands and at all reasonable times gauge tanks, check the quantities of Petroleum Substances in storage, witness tests and otherwise view operations on the royalty lands.

      (c) Any payment made or statement rendered by Grantor hereunder which is not disputed by the Royalty Owner within three (3) months from the last day during which the Royalty Owner may, under subclause 16(a) hereof, conduct an audit in connection with such payment or statement shall be deemed to have been correct.

16.   Remedies

      (a) The Royalty Owner shall be entitled to and shall have a first and paramount charge upon Grantor's share of all Petroleum Substances from time to time produced from the royalty lands to secure the payment of any cash payment in respect of the royalty. Such charge shall be first and paramount with respect to all other liens, charges and encumbrances against Grantor's share of all Petroleum Substances and shall not operate to release Grantor from personal liability for monies due to the Royalty Owner. Such charge shall attach to Grantor's share of Petroleum Substances sold or otherwise disposed of from the royalty lands and immediately on default occurring in payment by Grantor of monies payable to the Royalty Owner, such charge shall operate as an assignment to the Royalty Owner of the consideration thereafter payable to Grantor for the Petroleum Substances sold up to the amount owed to the Royalty Owner and not so paid by Grantor.

      (b) Service of a copy of this Agreement upon any purchaser of Petroleum Substances together with written notice from the Royalty Owner setting forth the amount owed to the royalty Owner shall constitute written authorization on the part of Grantor for such purchaser to pay the Royalty Owner the proceeds from any sale or sales of Grantor's share of Petroleum Substances up to the amount owed to the Royalty Owner by Grantor, and such purchaser is authorized to rely upon the statement of the Royalty Owner as to the amount owed to it by Grantor. The Royalty Owner shall also serve Grantor with a copy of the written notice at the same time the notice is served upon the purchaser of Petroleum Substances.

      (c) Without restricting any other rights which the Royalty Owner may have under this Agreement or at law, the Royalty Owner shall have the right to recover any overdue payments thereunder by setting off the amount thereof against any other Monies whatsoever which may now or in future be or become owing by the Royalty Owner to Grantor.

17.   Assignment by Grantor

      Grantor may assign any legal or equitable interest in this Agreement, the royalty lands, the title document or any portion or portions thereof and in the event of such assignment, the Grantor shall continue to be bound by all of the conditions and provisions of this Agreement as if there had been no assignment until such time as the Royalty Owner shall have been served with a copy of the assignment and a written undertaking under seal by the Grantor, directly enforceable by the Royalty Owner, to perform and be bound thereafter by all of the terms and provisions of this Agreement to the same extent and degree, with respect to the interest which has been assigned to it, as it would have been if it had been a party to this Agreement in the place and stead of Grantor. Any assignment thereunder shall be made in accordance with the Assignment Procedure.

18.   Assignment by the Royalty Owner

      The Royalty Owner may at any time assign, all or part of its interest thereunder provided that if at any time the share of the royalty payable to the Royalty Owner becomes held by more than one entity, Grantor may require that all entities claiming such share appoint in writing an agent to deal with claiming such share appoint in writing an agent to deal with Grantor hereunder and to receive all payments of that share of the royalty for distribution to the holders thereof. If such holder neglects or refuses to appoint such an agent, the Grantor may withhold payment of the royalty until such agent is appointed. In the event of such disposition, the Royalty Owner shall continue to be bound by all of the conditions and provisions of this Agreement as if there had been no disposition until such time as Grantor shall have been served with a copy of the assignment and a written undertaking under seal by the royalty Owner, directly enforceable by the Grantor, to perform and be bound thereafter by all of the terms and provisions of this Agreement to the same extent and degree, with respect to the interest which has been assigned to it, as it would have been if it had been a party to this Agreement in the place and stead of the Royalty Owner. Any assignment hereunder shall be made in accordance with the Assignment Procedure.

19.   Service of Notice

      All payments hereunder in respect of the royalty shall be paid or tendered to the Royalty Owner at the address shown herein for service of notices which shall continue to be the place for payment of any and all sums payable hereunder regardless of change of ownership, whether by assignment or otherwise, until the Grantor has been notified by the Royalty Owner in writing to make such payment to any other payee whose name and address shall be specified in such notices. Notices may be serviced:

      (a) Personally by leaving them with the party on whom they are to be served at that party's address hereinafter given. Personally served notices shall be deemed received by the addressees when actually delivered provided such delivery shall be normal business hours; or

      (b) by telephone (or by any other like method by which a written and recorded message may be sent) directed to the party on whom they are to be served at that party's address hereinafter given. Notices so served shall be deemed received by the addresses thereof eight hours after the time of transmission or at the commencement of the next ensuing normal business day, whichever is the later, or

      (c) by mailing them first class (air mail it to or from the United States of America) registered post, postage prepaid to the party on whom they are to be served. Notices so served shall be deemed to be received by the addressees on the fifth day (excluding Saturdays, Sundays and Statutory Holidays) following the mailing thereof in Canada or the United States of America.

            The address of each of the respective parties hereto shall be as follows:


            808099 Alberta Ltd.               Stripper Energy Services Limited
            1250, 639 -5th Avenue SW          1000, 330 5th Avenue S.W.
            Calgary AB T2P 0M9                Calgary, Alberta. T2P 0L4


            Any party hereto may change its said address by written notice served as aforesaid.

20.   Further Assurances

      Each of the parties hereto shall, from time to time and at all times, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

21.   Supersedes Previous Agreements

      This Agreement supersedes all other agreements, documents, writings and verbal understandings between the parties hereto relating to the royalty lands.

22.   Laws of Jurisdiction

      This Agreement shall be construed and interpreted in accordance with the laws of the Province of Alberta and Canada.

23.   Time of Essence

      Time shall be of the essence of this Agreement.

24.   No Amendment Except In Writing

      No amendment or variation of the provisions of this Agreement shall be binding upon any party unless it is evidenced in writing executed by the party.

25.   Binds Successors and Assigns

      This Agreement shall enure to the benefit of and shall bind the parties hereto and their respective successors and assigns, and the heirs, executors, administrators and assigns of natural persons who are or become parties hereto.

26.   Term

      This Agreement shall terminate when all title documents on the royalty lands or lands which become royalty lands, in which Grantor, its successors or assigns have an interest, expire or are surrendered.

Each party agrees that this conveyance may be executed by fax and that once executed by fax it is binding, with both parties agreeing that original copies will be executed as soon as possible.

      IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

808099 ALBERTA LTD.                     STRIPPER ENERGY SERVICES LIMITED.

/s/                                     /s/ Neil K. Answorth - Director
--------------------------------        --------------------------------


--------------------------------        --------------------------------

                                  SCHEDULE "A"

   Attached to and forming part of a Gross Overriding Royalty Agreement dated September 29, 2004 between 808099 ALBERTA LTD. as Grantor and STRIPPER ENERGY
                       SERVICES LIMITED as Royalty Owner.

                                 "royalty lands"

One Hundred (100%) percent Working Interest in the Firebag East Permits, located in Northwest Saskatchewan, as described below:

----------------------------------------------------------------------------------------------------------------------
               Permits                                         Lands                               Encumbrances
----------------------------------------------------------------------------------------------------------------------
Saskatchewan Oil Shale Exploration      Twp 92, Rge 22, W3M: Secs 1-36                         Crown Lessor Royalty
Permit # PS00205                        Twp 92, Rge 23, W3M: Secs 1-36
                                        Twp 92, Rge 24, W3M: Secs 1-36 Twp 92,
                                        Rge 25, W3M: Secs 1-5, ptn6, ptn 7, secs
                                        8-17, ptn18, ptn 19, secs 20-29, ptn 30,
                                        ptn 31, secs 32-36 (containing 88,782
                                        acres)
----------------------------------------------------------------------------------------------------------------------
Saskatchewan Oil Shale Exploration      Twp 93, Rge 22, W3M: Secs 1-36                         Crown Lessor Royalty
Permit # PS00206                        Twp 93, Rge 23, W3M: Secs 1-36
                                        Twp 93, Rge 24, W3M: Secs 1-36 Twp 93,
                                        Rge 25, W3M: Secs 1-5, ptn6, ptn 7, secs
                                        8-17, ptn18, ptn 19, secs 20-29, ptn 30,
                                        ptn 31, secs 32-36 (containing 88,782
                                        acres)
----------------------------------------------------------------------------------------------------------------------
Saskatchewan Oil Shale Exploration      Twp 93, Rge 18, W3M: Secs 1-36                         Crown Lessor Royalty
Permit # PS00207                        Twp 93, Rge 19, W3M: Secs 1-36
                                        Twp 93, Rge 20, W3M: Secs 1-36
                                        Twp 93, Rge 21, W3M: Secs 1-36
                                        (containing 92,160 acres)
----------------------------------------------------------------------------------------------------------------------
Saskatchewan Oil Shale Exploration      Twp 94, Rge 22, W3M: Secs 1-36                         Crown Lessor Royalty
Permit # PS00208                        Twp 94, Rge 23, W3M: Secs 1-36
                                        Twp 94, Rge 24, W3M: Secs 1-36 Twp 94,
                                        Rge 25, W3M: Secs 1-5, ptn6, ptn 7, secs
                                        8-17, ptn18, ptn 19, secs 20-29, ptn 30,
                                        ptn 31, secs 32-36 (containing 88,692
                                        acres)
----------------------------------------------------------------------------------------------------------------------
Saskatchewan Oil Shale Exploration      Twp 94, Rge 19, W3M: Secs 1-36                         Crown Lessor Royalty
Permit # PS00209                        Twp 95, Rge 19, W3M: Secs 1-36
                                        Twp 94, Rge 20, W3M: Secs 1-36
                                        Twp 94, Rge 21, W3M: Secs 1-36
                                        (containing 92,160 acres)
----------------------------------------------------------------------------------------------------------------------
Saskatchewan Oil Shale Exploration      Twp 95, Rge 22, W3M: Secs 1-36                         Crown Lessor Royalty
Permit # PS00210                        Twp 95, Rge 23, W3M: Secs 1-36
                                        Twp 95, Rge 24, W3M: Secs 1-36 Twp 95,
                                        Rge 25, W3M: Secs 1-3, ptn4, ptn 9, secs
                                        10-15, ptn 16, ptn 21, secs 22-27, ptn
                                        28, ptn 33, secs 34-36.
                                        (containing 83,460 acres)
----------------------------------------------------------------------------------------------------------------------
Saskatchewan Oil Shale Exploration      Twp 95, Rge 20,W3M: Secs 1-36                          Crown Lessor Royalty
Permit # PS00211                        Twp 96, Rge 20,W3M: Secs 1-36
                                        Twp 95, Rge 21,W3M: Secs 1-36
                                        Twp 96, Rge 21,W3M: Secs 1-36
                                        (containing 92,160 acres)
----------------------------------------------------------------------------------------------------------------------

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               Permits                                         Lands                               Encumbrances
----------------------------------------------------------------------------------------------------------------------
Saskatchewan Oil Shale Exploration      Twp 96, Rge 22, W3M: Secs 1-36                         Crown Lessor Royalty
Permit # PS00212                        Twp 96, Rge 23, W3M: Secs 1-36
                                        Twp 96, Rge 24, W3M: Secs 1-36 Twp 96,
                                        Rge 25, W3M: Secs 1-3, ptn4, ptn 9, secs
                                        10-15, ptn 16, ptn 21, secs 22-27, ptn
                                        28, ptn 33, secs 34-36.
                                        (containing 83,432 acres)
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Saskatchewan Oil Shale Exploration      Twp 97, Rge 22, W3M: Secs 1-36                         Crown Lessor Royalty
Permit # PS00213                        Twp 97, Rge 23, W3M: Secs 1-36
                                        Twp 97, Rge 24, W3M: Secs 1-36 Twp 97,
                                        Rge 25, W3M: Secs 1-3, ptn4, ptn 9, secs
                                        10-15, ptn 16, ptn 21, secs 22-27, ptn
                                        28, ptn 33, secs 34-36.
                                        (containing 83,360 acres)
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Saskatchewan Oil Shale Exploration      Twp 97, Rge 21, W3M: Secs 1-36                         Crown Lessor Royalty
Permit # PS00214                        Twp 98, Rge 21, W3M: Secs 1-36
                                        Twp 99, Rge 21, W3M: Secs 1-36
                                        Twp 100, Rge 21, W3M: Secs 1-36
                                        (containing 92,160 acres)
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Saskatchewan Oil Shale Exploration      Twp 98, Rge 22, W3M: Secs 1-36                         Crown Lessor Royalty
Permit # PS00215                        Twp 98, Rge 23, W3M: Secs 1-36
                                        Twp 98, Rge 24, W3M: Secs 1-36 Twp 98,
                                        Rge 25, W3M: Secs 1-3, ptn4, ptn 9, secs
                                        10-15, ptn 16, ptn 21, secs 22-27, ptn
                                        28, ptn 33, secs 34-36.
                                        (containing 83,340 acres)
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Saskatchewan Oil Shale Exploration      Twp 99, Rge 22, W3M: Secs 1-36                         Crown Lessor Royalty
Permit # PS00216                        Twp 99, Rge 23, W3M: Secs 1-36
                                        Twp 99, Rge 24, W3M: Secs 1-36 Twp 99,
                                        Rge 25, W3M: Secs 1-2, ptn 3, ptn 10,
                                        secs 11-14, ptn 15, ptn 22, secs 23-26,
                                        ptn 27, ptn 34, secs 35-36 (containing
                                        78,006 acres)
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Saskatchewan Oil Shale Exploration      Twp 100, Rge 22, W3M: Secs 1-12                        Crown Lessor Royalty
Permit # PS00217                        Twp 100, Rge 22, W3M: Secs 14-36
                                        Twp 100, Rge 23, W3M: Secs 1-36 Twp 100,
                                        Rge 24, W3M: Secs 1-36 Twp 100, Rge 25,
                                        W3M: Secs 1-2, ptn 3, ptn 10, secs
                                        11-14, ptn 15, ptn 22, secs 23-26, ptn
                                        27, ptn 34, secs 35-36 (containing
                                        78,360 acres)
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Saskatchewan Oil Shale Exploration      Twp 101, Rge 22, W3M: Secs 1-36                        Crown Lessor Royalty
Permit # PS00218                        Twp 101, Rge 23, W3M: Secs 1-36
                                        Twp 101, Rge 24, W3M: Secs 1-36 Twp 101,
                                        Rge 25, W3M: Secs 1-2, ptn 3, ptn 10,
                                        secs 11-14, ptn 15, ptn 22, secs 23-26,
                                        ptn 27, ptn 34, secs 35-36 (containing
                                        77,958 acres)
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Saskatchewan Oil Shale Exploration      Twp 102, Rge 22, W3M: Secs 1-36                        Crown Lessor Royalty
Permit # PS00219                        Twp 102, Rge 23, W3M: Secs 3-10, 15-22, 25, 27-34,
                                        36
                                        Twp 102, Rge 24, W3M: Secs 1-36 Twp 102,
                                        Rge 25, W3M: Secs 1-2, ptn 3, ptn 10,
                                        secs 11-14, ptn 15, ptn 22, secs 23-26,
                                        ptn 27, ptn 34, secs 35-36 (containing
                                        71,552 acres)
----------------------------------------------------------------------------------------------------------------------

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               Permits                                         Lands                               Encumbrances
----------------------------------------------------------------------------------------------------------------------
Saskatchewan Oil Shale Exploration      Twp 101, Rge 21, W3M: Secs 1-36                        Crown Lessor Royalty
Permit # PS00220                        Twp 102, Rge 21, W3M: Secs 1-36
                                        Twp 103, Rge 21, W3M: Secs 1-36
                                        (containing 69,120 acres)
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Saskatchewan Oil Shale Exploration      Twp 103, Rge 22, W3M: Secs 1-36                        Crown Lessor Royalty
Permit # PS00221                        Twp 103, Rge 23, W3M: Secs 14-36
                                        Twp 103, Rge 24, W3M: Secs 1-20,23-26,
                                        29-32, 35, 36 Twp 103, Rge 25, W3M: Ptn
                                        1, ptn 12, ptn 13, ptn 24, ptn 25, ptn
                                        36.
                                        (containing 68,754 acres)
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